Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to (a) the use of our audit letter relating to the proved, probable, and possible reserves of gas and oil (including coalbed methane) of CNX Gas Corporation, a wholly-owned subsidiary of CONSOL Energy Inc., as of December 31, 2009, and (b) the incorporation by reference of our name and our audit letter into this Registration Statement on Form S-4 that incorporates by reference such Form 10-K.

We further wish to advise that we are not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Netherland, Sewell and Associates, Inc. nor any of its employees had, or now has, a substantial interest in CONSOL Energy Inc. or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer or employee.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ DANNY D. SIMMONS
Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

September 21, 2010